UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2018

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02.	Unregistered Sale of Equity Securities.

On April 5, 2018, PAVmed Inc. (the “Company”) completed an exchange offer (the “Offer”) pursuant to which the Company had offered to all holders of the Company’s outstanding warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to that certain warrant agreement dated April 28, 2016 (the “Series W Warrants”), the opportunity to exchange each such Series W Warrant for 0.5 Series Z warrants (the “Series Z Warrants”), as described in the Tender Offer Statement on Schedule TO filed by the Company on February 20, 2018, as amended.

Pursuant to the Offer, 10,151,682 Series W Warrants were validly tendered and not withdrawn. The Company accepted for exchange all Series W Warrants tendered and issued approximately 5,075,849 Series Z Warrants in exchange for such Series W Warrants. The exchange of the Series W Warrants for Series Z Warrants pursuant to the Offer was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereunder based on the fact that the exchange was effected with the Company’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In connection with the completion of the Offer, on April 5, 2018, the Company entered into the Series Z Warrant Agreement with Continental Stock Transfer & Trust Company, as warrant agent (the “Series Z Warrant Agreement”), which governs the terms and conditions of the Series Z Warrants.

Each Series Z Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 per share. The Series Z Warrants are immediately exercisable and expire on April 30, 2024. Commencing on May 1, 2019, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per Series Z Warrant at any time while the Series Z Warrants are exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the volume weighted average closing price of the Common Stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the Common Stock during such 30-day period is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Series Z Warrants.

Under the terms of the Series Z Warrant Agreement, the Company will use its commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the Series Z Warrants in place no later than October 31, 2018, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series Z Warrant Agreement. If we do not have a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Series Z Warrants at the time that holders wish to exercise such warrants, they will be able to exercise them only on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933.

Item 8.01	Other Events.

On April 5, 2018, the Company issued a press release announcing the final results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Specimen Series Z Warrant Certificate.

4.2	Form of Series Z Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, LLC (incorporated by reference from Exhibit (d)(6) to the Schedule TO filed by the Company on February 20, 2018).

99.1	Press release dated April 5, 2018 (incorporated by reference from Exhibit (a)(5)(G) to Amendment No. 5 to the Schedule TO filed by the Company on April 5, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018

PAVMED INC.

By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer